32.1	CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND 18 U.S.C. SECTION 1350.

I, Chet Gutowsky, the Chief Executive Officer of Southfield Energy Corporation, hereby certify that to my knowledge, Southfield Energy Corporation’s quarterly report on Form 10-Q for the period ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report on Form 10-Q and the financial statements contained therein fairly presents, in all material respects, the financial condition and results of the operations of Southfield Energy Corporation.

Date: November 15, 2010

/s/ Chet Gutowsky
Chet Gutowsky